As filed with the United States Securities and Exchange Commission on February 26, 2021 under the Securities Act of 1933, as amended.

No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Leo Holdings III Corp

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1584830 (I.R.S. Employer Identification Number)

Albany Financial Center

South Ocean Blvd

Suite #507

P.O. Box SP-63158

New Providence, Nassau,

The Bahamas

(310) 800 1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lyndon Lea

Albany Financial Center

South Ocean Blvd

Suite #507

P.O. Box SP-63158

New Providence, Nassau,

The Bahamas

(310) 800 1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Christian O. Nagler Peter S. Seligson Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Paul D. Tropp Christopher J. Capuzzi Ropes & Gray LLP 1211 6th Ave New York, New York 10036 Tel: (212) 596-9000 Fax: (212) 596-9090

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☒   333-252294

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant(2)	4,600,000 units	$10. 00	$46,000,000	$5,018.60
Class A ordinary shares included as part of the units	4,600,000 shares	—	—	—(3)
Redeemable warrants included as part of the units(4)	920,000 warrants	$10. 00	—	—(3)
Total			$46,000,000	$5,018.60(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 3,600,000 units, consisting of 3,600,000 Class A ordinary shares and 720,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).
(4)	Represents Class A ordinary shares that may be issued upon redemption of warrants included as part of units in this offering.
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-252294), which was declared effective by the Securities and Exchange Commission on February 25, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $46,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional units.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 4,600,000 additional units of Leo Holdings III Corp, a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-fifth of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-252294) (the “Prior Registration Statement”), initially filed by the Registrant on January 21, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 25, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of February 26, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 26, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-252294) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Maples and Calder, Cayman Islands Legal Counsel to the Registrant.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).

23.3	Consent of Maples and Calder (included on Exhibit 5.2).

24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-252294) filed on January 21, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on the 26th day of February 2021.

LEO HOLDINGS III CORP

By:	/s/ Lyndon Lea
Name: Lyndon Lea Title: President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
* Edward C. Forst	Chairman	February 26, 2021

/s/ Lyndon Lea Lyndon Lea	President, Chief Executive Officer and Authorized Representative (Principal Executive Officer)	February 26, 2021

* Robert Darwent	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 26, 2021

* Robert Darwent	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 26, 2021

/s/ Lori Bush	Director	February 26, 2021
Lori Bush

/s/ Mary E. Minnick	Director	February 26, 2021
Mary E. Minnick

/s/ Mark Masinter	Director	February 26, 2021
Mark Masinter

By:	/s/ Lyndon Lea
Lyndon Lea